Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

●	Registration Statement (Form S-8 No. 333-286902)

●	Registration Statement (No. 333-290032)

●	Registration Statement (No. 333-286361)

of our report dated July 31, 2026, with respect to the consolidated financial statements of GCL Global Holdings Ltd. included in this Annual Report (Form 20-F) of GCL Global Holdings Ltd. for the year ended March 31, 2026.

/s/ Ernst & Young LLP

Singapore

July 31, 2026